As filed with the Securities and Exchange Commission on September 8, 2006

                                             Registration No. 333-
                                                                  --------------
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               CRITICAL CARE INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           NEVADA                                               88-0490720
 ---------------------------                               --------------------
(State or Other Jurisdiction                              (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                          201 Fourth Street, Suite 208
                                   Del Mar, CA                       92017
                     --------------------------------------        --------
                    (Address of Principal Executive Offices)      (Zip Code)

                              2006 STOCK AWARD PLAN
                             ----------------------
                            (Full Title of the Plan)

                                 Ernest B. Remo
                                    President
                          201 Fourth Street, Suite 208
                                Del Mar, CA 92014
                      -------------------------------------
                     (Name and Address of Agent For Service)

                                 (858) 259-4534
           -----------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              Melissa K. Rice, P.A.
                                 P.O. Box 20425
                               Sarasota, FL 34276
                                 (941) 954-1900

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


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                         CALCULATION OF REGISTRATION FEE


------------------  ---------------   ----------------   -------------------   ------------------
                                         Proposed             Proposed
    Title of          Amount to be        Maximum              Maximum               Amount of
 Securities to be      Registered      Offering Price         Aggregate         Registration Fee
   Registered                           Per Share(2)      Offering Price(2)
------------------  ---------------   ----------------   -------------------   ------------------
  Common Shares
 par value $0.001      6,000,000          $0.0725             $435,000                  $46.55
    per share
------------------  ---------------   ----------------   -------------------   ------------------


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(1)  This Registration Statement shall also cover any additional shares of common stock which may become issuable under the CRITICAL CARE, INC. 2006
     Stock Award Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is based upon the average of the bid and ask prices of CRITICAL
     CARE's common stock as reported in the OTC Electronic Bulletin Board on August 28, 2006.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be delivered to each participant in the CRITICAL CARE, INC. 2006 Stock Award Plan which was adopted by the Board of Directors on September 7, 2006. Pursuant to Rule 428 under the Securities Act, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by CRITICAL CARE, INC.(the "Company") are incorporated herein by reference:

     (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 2005.

     (ii) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 2005.

     (iii) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2006.

     (iv) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended April 30, 2006.


          In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

          We are currently authorized to issue 100,000,000 shares of our common stock, par value $.001 per share, of which 26,337,306 shares were issued and outstanding as of August 15, 2006 and 100,000 shares of preferred stock, of which no shares were issued and outstanding as of August 15, 2006.

          The holders of our common stock are entitled to one vote per share for the election of directors and with respect to all other matters to be voted on by shareholders. Shares of our common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. In the event our company is liquidated, dissolved or wound up, the holders of our common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Transfer Agent

     First American Stock Transfer, based in Phoenix, Arizona serves as transfer agent for the shares of the Company's Common Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The law office of Melissa K. Rice, P.A. and Melissa K. Rice, Esq. has rendered legal services and prepared this Form S-8.

     Weinberg & Company, P.A. consents to the incorporation by reference to their report on the audited financial statements contained in the Form 10-KSB filed for the fiscal year ended July 31, 2005.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation and our by-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Nevada General Corporation Law, except for liability for:

     o    any breach of their duty of loyalty to us or our stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct;

     o    misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases or redemptions;

     o    any act or omission occurring prior to our incorporation; and

     o any transaction from which the director derived an improper personal benefit.

     Our articles of incorporation and by-laws also contain provisions that require us to indemnify our directors and permits us to indemnify our incorporators, directors and officers to the fullest extent permitted by Nevada law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers, and persons controlling us in connection with the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.  EXHIBITS

          The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1*      Articles of Incorporation of the Company
4.2*      By-laws of the Company
4.3       CRITICAL CARE, INC. 2006 Stock Award Plan
5         Opinion of Melissa K. Rice, P.A.
23.1      Consent of  Weinberg & Company,  P.A.
23.3      Consent of Melissa K. Rice, P.A. (included in Exhibit 5).
24        Power of Attorney (included in signature page).

----------------------
*  Previously filed.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Del Mar, California on the 28th day of August, 2006.


                                            CRITICAL CARE, INC.

                                            By:  /s/  Ernest B. Remo
                                               --------------------------------
                                                      Ernest B. Remo
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ernest B. Remo, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.



/s/  Ernest B. Remo               Chief Executive Officer        August 28, 2006
-----------------------------     (Principal Executive
     Ernest B. Remo               Officer and Principal
                                  Accounting Officer and
                                  Principal Financial Officer),
                                  President and Director


/s/  Stuart S. Greenberg          Director                       August 28, 2006
-----------------------------
     Stuart S. Greenberg